Contacts:

Patty Kehe

Dynasil Corporation of America

Phone: 617.668.6855

Email: pkehe@dynasil.com

David Calusdian

Executive Vice President and Partner

Sharon Merrill

617.542.5300

DYSL@InvestorRelations.com

Dynasil Names Thomas Leonard
as Chief Financial Officer

WATERTOWN, Mass. – January 10, 2013 – Dynasil Corporation of America (NASDAQ: DYSL) today announced the appointment of Thomas C. Leonard as the Company’s Chief Financial Officer and Chief Accounting Officer. Leonard will succeed Richard A. Johnson, who is resigning effective February 4 to pursue other opportunities.

Leonard, 58, brings to Dynasil more than 30 years of accounting, management and leadership experience. From 2008 to 2012, he served as the Chief Financial Officer for Pennichuck Corporation, a publicly traded water utility in Nashua, New Hampshire. He also spent 15 years in public accounting with Arthur Andersen LLP, where he became an Audit Partner and Audit Division Head. Leonard holds a B.S. in Accounting and Finance from the University of Wisconsin at Madison and is a Certified Public Accountant.

“We are delighted that a financial executive with Tom’s background and expertise will be leading the finance team at Dynasil,” said Peter Sulick, Interim President and CEO and Chairman of the Board of Directors. “Tom offers the ideal combination of experience, results and talents to lead Dynasil into the future. On behalf of the board of directors and the entire staff at Dynasil, I also want to extend our thanks to Rich Johnson for his three years of service with Dynasil and wish him success in his future endeavors.”

About Dynasil

Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures detection and analysis technology, precision instruments and optical components for the homeland security, medical and industrial markets. Combining world-class technology with expertise in research and materials science, Dynasil is commercializing products including dual-mode radiation detection solutions for Homeland Security and commercial applications, probes for medical imaging and sensors for non-destructive testing. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in Mass., Minn., NY, NJ and the United Kingdom. More information about the Company is available at www.dynasil.com.

Forward-Looking Statements

This press release contains statements which are not historical facts and which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “may,” “could,” “expect,” “estimate,” “anticipate,” “continue” or similar terms, though not all forward-looking statements contain such words. These forward-looking statements are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. Examples of forward-looking statements include, but are not limited to those related to Thomas Leonard’s appointment as CFO. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements due to a number of important factors. These factors that could cause actual results to differ from those anticipated or predicted include, without limitation, our ability to develop and commercialize our products, the size and growth of the potential markets for our products and our ability to serve those markets, the rate and degree of market acceptance of any of our products, general economic conditions, costs and availability of raw materials and management information systems, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management and technical personnel, our ability to obtain timely payment of our invoices to governmental customers, litigation, the effect of governmental regulatory developments, the availability of financing sources, our ability to identify and execute on acquisition opportunities and integrate such acquisitions into our business, and seasonality, as well as the uncertainties set forth in our Quarterly Report on Form 10-Q and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.